Exhibit 99.1

For Immediate Release	Investor Contact: Kathryn Huang Investor Relations +1 (801) 947-3282 khuang@overstock.com	Media Contact: Scott Blevins Public Relations +1 (801) 947-3133 sblevins@overstock.com

OVERSTOCK.COM ANNOUNCES 3Q 2003 FINANCIAL RESULTS

•         Gross merchandise sales: $61.0 million, up 57% year-over-year, 19% sequentially

•         GAAP revenue: $57.8 million

•         Expenses increased due to completion of infrastructure scaling and first national radio and television advertising campaign

•         GAAP loss: $3.7 million

SALT LAKE CITY, Utah—October 29, 2003—Overstock.com® (Nasdaq: OSTK) today announced financial results for the third quarter ended September 30, 2003.

The Company reported year-over-year gross merchandise sales grew 57% to $61.0 million this quarter from $38.8 million for the same period last year. GAAP total revenue was $57.8 million for the quarter. Net loss for the third quarter was $3.7 million or $0.23 loss per share compared to $371,000 or $0.03 loss per share a year earlier.

“While our revenue took a sharp turn upward this quarter, I am concerned by our loss; however, much of our incremental expenses during the quarter reflect investments in the business that I believe make us a much stronger company,” said Patrick M. Byrne, president and CEO of Overstock.com.

“Clearly I executed poorly in some areas: we have addressed our internal processes and I will discuss these in detail in the call. In addition, my decision to super-size our systems to support growth creates drag on gross margins at our current size. Lastly, in the Q2 conference call I alluded to four Q3 projects: the first three were a new search engine, our first nationwide radio and television advertising campaign, and a travel tab (alas, the fourth project is not quite ready to be unveiled). I believe the investments we made this quarter in scale and in these projects are the right decisions for creating long-term shareholder value.”

More information about the strategic initiatives mentioned above can be found at the following links:

Overstock.com Announces Second Quarter Results

http://www.shareholder.com/overstock/ReleaseDetail.cfm?ReleaseID=115177

Overstock.com Enhances Website with Advanced Search Technology

http://www.shareholder.com/overstock/ReleaseDetail.cfm?ReleaseID=118681

Overstock.com Launches National Advertising Campaign

http://www.shareholder.com/overstock/ReleaseDetail.cfm?ReleaseID=119733

Overstock.com Launches Discount Travel Store

http://www.shareholder.com/overstock/ReleaseDetail.cfm?ReleaseID=119920

Key financial and operating metrics

Note: Due to a change in Overstock.com customer return policies and procedures announced last quarter, we will record revenue from sales transactions from our fulfillment partners on a gross basis instead of on a net basis. As a result, GAAP revenue increased significantly and gross margins decreased significantly this reporting period compared to previous reporting periods. Therefore, gross merchandise sales comparisons year-over-year may be more relevant than GAAP revenue comparisons. Moreover, we believe gross profit dollar comparisons year-over-year may be more relevant than gross margin comparisons.

GAAP total revenue – Overstock.com reported GAAP revenue of $57.8 million for the three-month period ending September 30, 2003.

GAAP gross profit – Overstock.com reported GAAP gross profit of $4.3 million for the three-month period ending September 30, 2003, a 7% decrease compared to the $4.6 million recorded in the same period a year ago.

GAAP gross margins – GAAP gross margins were 7% for the three-month period ending September 30, 2003.

GAAP net loss – Overstock.com reported a GAAP net loss of $3.7 million or $0.23 loss per share for the three-month period ending September 30, 2003, compared to $371,000 million or $0.03 loss per share for the same period a year earlier.

Overstock.com had cash and marketable securities of $20.7 million as of September 30, 2003.

Gross merchandise sales (non-GAAP) – Overstock.com reported gross merchandise sales (GMS) of $61.0 million for the third quarter 2003, a 57% increase over the $38.8 million GMS reported for the third quarter 2002, and a 19% increase over the $51.3 million GMS reported in the second quarter 2003.

Gross merchandise sales represents the gross sales price of all sales transactions, including those for which the company only records a commission under generally accepted accounting principles, and therefore differs from GAAP revenue. The following table reconciles total revenue to gross merchandise sales:

	Three months ended (millions)
	Sept. 30, 2002	Sept. 30, 2003
Total revenue	$23.8	$57.8
Add: Obligations payable to third parties upon sale of third-party merchandise	$12.5	—
Add: Sales returns and discounts	$2.5	$3.2
Gross merchandise sales (non-GAAP)	$38.8	$61.0

About Overstock.com

Overstock.com Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. Overstock.com is a publicly traded company listed on the NASDAQ National Market System, headquartered in Salt Lake City, and can be found online at www.overstock.com.

# # #

Overstock.com is a registered trademark of Overstock.com, Inc.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the company’s strength and growth, future performance and value for customers and shareholders, and customer service enhancements. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, our limited operating history, our ability to manage growth, a general downturn in economic conditions, and such other risks as identified in our Prospectus dated May 29, 2002, filed with the Securities and Exchange Commission and all subsequent filings with the Securities and Exchange Commission, including our Form 10- K for the year ended December 31, 2002, and our Prospectus dated February 12, 2003, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended
	Sept. 30, 2002	Dec. 31, 2002	Mar. 31, 2003	Jun. 30, 2003	Sept. 30, 2003

Direct revenue	$20,759	$35,302	$24,962	$25,159	$29,011
Commission revenue	2,857	5,633	3,966	3,431	28,504
Warehouse revenue	192	594	236	243	273

Total revenue	23,808	41,529	29,164	28,833	57,788

Cost of goods sold	19,238	32,382	24,539	24,030	53,537

Gross profit	4,570	9,147	4,625	4,803	4,251

Operating expenses:
Sales and marketing expenses	2,083	4,054	3,848	2,572	3,855
General and administrative expenses	2,372	3,456	4,545	3,367	4,059
Amortization of stock-based compensation	674	577	328	112	171

Total operating expenses	5,129	8,087	8,721	6,051	8,085

Operating income (loss)	(559)	1,060	(4,096)	(1,248)	(3,834)

Interest income	229	103	152	142	98
Interest expense	(7)	(10)	(7)	(55)	(8)
Other income (expense), net	63	(66)	10	25	79

Net income (loss)	(274)	1,087	(3,941)	(1,136)	(3,665)
Deemed dividend related to redeemable common stock	(97)	(92)	(77)	(78)	(59)

Net income (loss) attributable to common shares	$(371)	$995	$(4,018)	$(1,214)	$(3,724)

Net income (loss) per share
- basic	$(0.03)	$0.07	$(0.26)	$(0.07)	$(0.23)
- diluted	$(0.03)	$0.06	$(0.26)	$(0.07)	$(0.23)
Weighted average common shares outstanding
- basic	14,447	14,486	15,486	16,384	16,419
- diluted	14,447	15,696	15,486	16,384	16,419

Reconciliation of total revenue (GAAP) to gross merchandise sales (non-GAAP)
Total revenue	$23,808	$41,529	$29,164	$28,833	$57,788
Add: Obligations payable to third parties upon sale of third-party merchandise	12,488	21,969	20,527	19,399	—
Add: Sales returns and discounts	2,476	3,719	2,579	3,083	3,230

Gross merchandise sales (non-GAAP)	$38,772	$67,217	$52,270	$51,315	$61,018

Overstock.com, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine months ended September 30,
	2002	2003

Direct revenue	$42,641	$79,132
Commission revenue	6,746	35,901
Warehouse revenue	868	752

Total revenue	50,255	115,785

Cost of goods sold	41,059	102,106

Gross profit	9,196	13,679

Operating expenses:
Sales and marketing expenses	4,615	10,275
General and administrative expenses	7,369	11,971
Amortization of stock-based compensation	2,326	611

Total operating expenses	14,310	22,857

Operating loss	(5,114)	(9,178)

Interest income	300	392
Interest expense	(455)	(70)
Other income (expense), net	(378)	114

Net loss	(5,647)	(8,742)

Deemed dividend related to redeemable common stock	(314)	(214)
Deemed dividend related to beneficial conversion feature of preferred stock	(6,607)	—

Net loss attributable to common shares	$(12,568)	$(8,956)

Net loss per common share	$(0.99)	$(0.56)
Weighted average common shares outstanding	12,644	16,100

Overstock.com, Inc.

Consolidated Balance Sheet Data

(in thousands)

	December 31, 2002	September 30, 2003

Cash and marketable securities	$32,662	$20,714
Inventories, net	13,954	24,945
Working capital	35,679	49,459
Total liabilities	20,322	14,088
Total stockholders’ equity	39,271	57,553